UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Agreement

On May 28, 2015, TapImmune Inc. (the “Company”) entered into a Restructuring Agreement with each of:

●
the purchasers of units pursuant to a Securities Purchase Agreement entered into on January 13, 2015 (the “January Securities Purchase Agreement”), with each unit consisting of (i) one share of the Company’s Common Stock, (ii) one Series A warrant to purchase one share of Common Stock, (iii) one Series B warrant to purchase one share of Common Stock, (iv) one Series C warrant to purchase one share of Common Stock, (v) one Series D warrant to purchase one share of Common Stock and (vi) one Series E warrant to purchase one share of Common Stock; and

●
the purchaser of units pursuant to a Securities Purchase Agreement entered into on March 9, 2015 (the “March Securities Purchase Agreement”), with each unit consisting of (i) one share of the Company’s Common Stock, (ii) one Series A-1 warrant to purchase one share of Common Stock, (iii) one Series B-1 warrant to purchase one share of Common Stock, (iv) one Series C-1 warrant to purchase one share of Common Stock, (v) one Series D-1 warrant to purchase one share of Common Stock and (vi) one Series E-1 warrant to purchase one share of Common Stock (each purchasers in the January Securities Purchase Agreement and the March Securities Purchase Agreement, a “Purchaser” and collectively, the “Purchasers ”).

The Restructuring Agreement amends certain of the material terms of (i) the Series A/Series A-1Warrants, (ii) the Series B/Series B-1Warrants and (iii) the Series C/Series C-1Warrants.  The Restructuring Agreement does not modify any other material terms of the January Securities Purchase Agreement, the March Securities Purchase Agreement, the Series D/Series D-1 Warrants or the Series E/Series E-1 Warrants.

Amendments to the Series A/Series A-1 Warrants

The following material terms of the Series A Warrants and the Series A-1 Warrants have been amended as follows:

●	the exercise price of each series of warrants has been changed from $1.50 per warrant to $0.10 per warrant;

●	neither series of warrants may be exercised prior to November 28, 2015; and

●
without triggering any repricing protections provided for in each series of warrants, the Company is allowed to issue (i) 1,000,000 shares of common stock to one or more investor relations firms or consultants, in any twelve month period, provided that it issues no more than 300,000 such shares to any one person in that period and that such shares are not registered under the Securities Act of 1933 (the “Securities Act”) and (ii) an additional 2,500,000 options pursuant to the Company’s Omnibus Stock Option Plan.

Amendments to the Series B/Series B-1 Warrants

The following material terms of the Series B Warrants and the Series B-1 Warrants have been amended as follows:

●	the exercise price of each series of warrants has been changed from $0.40 per warrant to $0.20 per warrant;

●	the maturity date of the Series B warrants has been extended from July 13, 2015 to August 20, 2015;

●	each warrant of such series existing prior to the Restructuring Agreement has been replaced with two warrants of such series; and

●
whereas prior to the Restructuring Agreement the Company could force the exercise of such warrants in the event that the closing price of its stock was above $0.70 for 20 consecutive trading days (subject to certain conditions, including minimum trading volume requirements), it can now force the exercise of such warrants in the event that the closing price of its stock is above $0.50 for 10 consecutive trading days (subject to certain conditions, including minimum trading volume requirements).

Amendments to the Series C/Series C-1 Warrants

The following material terms of the Series C Warrants and the Series C-1 Warrants have been amended as follows:

●	the exercise price of each series of warrants has been changed from $1.00 per warrant to $0.50 per warrant;

●	each warrant of such series existing prior to the Restructuring Agreement has been replaced with two warrants of such series; and

●
whereas prior to the Restructuring Agreement the Company could force the exercise of such warrants in the event that the closing price of its stock was above $1.50 for 20 consecutive trading days (subject to certain conditions, including minimum trading volume requirements), it can now force the exercise of such warrants in the event that the closing price of its stock is above $1.00 for 10 consecutive trading days (subject to certain conditions, including minimum trading volume requirements).

In exchange for the amendments to the warrants described above, the Purchasers agreed not to pursue any claims that they may or may not have has in connection with the repricing mechanism contained in the Series A warrants being triggered by the sale of the units pursuant to the March Securities Purchase Agreement.

The foregoing descriptions of the Restructuring Agreements are only summaries of their material terms and do not purport to be complete. A copy of the form of Restructuring Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

As a result of the Restructuring Agreement discussed above in Item 1.01 (incorporated herein by reference), the Company has issued an additional 7,320,000 Series B warrants, 5,000,000 Series B-1 Warrants, 7,320,000 Series C Warrants and 5,000,000 Series C-1 Warrants. These warrants and the shares underlying those warrants were issued pursuant to an exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restructuring Agreement, dated as of May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: June 2, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO